Exhibit 3.1

Location:
Mailing Address:	2nd Floor - 940 Blanshard Street
PO Box 9431 Stn Prov Govt	Victoria BC
Victoria BC V8W 9V3	1 877 526-1526
www.corporateonline.gov.bc.ca

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

Notice of Articles
BUSINESS CORPORATIONS ACT	CAROL PREST

This Notice of Articles was issued by the Registrar on: November 5, 2020 08:37 AM Pacific Time

Incorporation Number:	BC0954819

Recognition Date and Time: Incorporated on November 8, 2012 02:05 PM Pacific Time

NOTICE OF ARTICLES
Name of Company:
ABCELLERA BIOLOGICS INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 2400, 745 THURLOW STREET	SUITE 2400, 745 THURLOW STREET
VANCOUVER BC V6E 0C5	VANCOUVER BC V6E 0C5
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
SUITE 2400, 745 THURLOW STREET	SUITE 2400, 745 THURLOW STREET
VANCOUVER BC V6E 0C5	VANCOUVER BC V6E 0C5
CANADA	CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Hayden, Michael

Mailing Address:	Delivery Address:
2215 YUKON STREET VANCOUVER BC V5Y 0A1 CANADA	2215 YUKON STREET VANCOUVER BC V5Y 0A1 CANADA

Last Name, First Name, Middle Name:
Lecault, Veronique

Mailing Address:	Delivery Address:
2215 YUKON STREET VANCOUVER BC V5Y 0A1 CANADA	2215 YUKON STREET VANCOUVER BC V5Y 0A1 CANADA

Last Name, First Name, Middle Name:
Thiel, Peter

Mailing Address:	Delivery Address:
C/O THIEL CAPITAL LLC 9200 W. SUNSET BLVD., STE. 1110 WEST HOLLYWOOD CA 90069 UNITED STATES	C/O THIEL CAPITAL LLC 9200 W. SUNSET BLVD., STE. 1110 WEST HOLLYWOOD CA 90069 UNITED STATES

Last Name, First Name, Middle Name:
Hansen, Carl

Mailing Address:	Delivery Address:
2215 YUKON STREET VANCOUVER BC V5Y 0A1 CANADA	2215 YUKON STREET VANCOUVER BC V5Y 0A1 CANADA

Last Name, First Name, Middle Name:
Hamer, John

Mailing Address:	Delivery Address:
2215 YUKON STREET VANCOUVER BC V5Y 0A1 CANADA	2215 YUKON STREET VANCOUVER BC V5Y 0A1 CANADA

Page: 2 of 3

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

November 19, 2013

July 6, 2017

August 1, 2018

August 3, 2018

March 20, 2020

March 23, 2020

AUTHORIZED SHARE STRUCTURE
1.	No Maximum	Common Shares	Without Par Value

With Special Rights or
Restrictions attached
2.	No Maximum	Class A Preferred Shares	Without Par Value

With Special Rights or
Restrictions attached

	1. No Maximum	Series A1 Preferred	Special Rights or
Restrictions are attached

	2. No Maximum	Series A2 Preferred	Special Rights or
Restrictions are attached

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